Exhibit 5.1

June 10, 2019

Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 filed by Smartsheet Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 10, 2019 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate amount of (A) for the sale by the Company or selling security holders from time to time of (i) shares of the Company’s Class A common stock, no par value per share (the “Class A Common Stock”), (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”) (iv) warrants to purchase shares of Class A Common Stock and/or Preferred Stock (the “Warrants”), (v) subscription rights to purchase shares of Class A Common Stock, shares of Preferred Stock or Debt Securities (the “Subscription Rights”), and/or (vi) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”); and (B) 10,546,609 shares of Class A Common Stock (the “Selling Shareholder Shares”) to be sold from time to time by entities affiliated with Insight Partners (collectively, the “Selling Shareholder”), at indeterminate prices in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.
In connection with our opinion expressed below we have examined such matters of fact as we have deemed necessary or advisable, which included (i) originals or copies of the Company’s current Amended and Restated Articles of Incorporation filed with and certified by the Secretary of State of the State of Washington on April 30, 2018 (the “Restated Articles”) and the Company’s Amended and Restated Bylaws certified by the Company’s Secretary on May 1, 2018 (the “Bylaws”), (ii) certain corporate proceedings of the Company’s board of directors (the “Board”) and shareholders relating to the Registration Statement, and (iii) such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed necessary or advisable. In our examination of documents we have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents

Smartsheet Inc.

June 10, 2019

where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon the Secretary of State of the State of Washington Corporations and Charities Filing System Business Information website, last accessed on June 9, 2019, and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).
We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Class A Common Stock and Preferred Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Class A Common Stock or Preferred Stock has been surrendered to the Company in accordance with Title 23B.06.2260 of the Washington Business Corporations Act, and that the Company will properly register the transfer of the Class A Common Stock or Preferred Stock to the purchasers of such Class A Common Stock or Preferred Stock on the Company’s record of uncertificated securities. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing federal laws of the United States of America and (ii) the existing laws of the State of Washington. To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the laws of the State of Washington, our opinion expressed below assumes that Washington law will apply, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) all applicable Company covenants restricting the issuance of Debt Securities will have been waived, and (iv) that, at or prior to the time of the offer, issuance and sale of any Securities in connection with the Registration Statement, the Prospectus, the applicable prospectus supplement and any applicable free writing prospectus, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect. We also have assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Smartsheet Inc.

June 10, 2019

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)
The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)
The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)	The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or usury laws, or of unknown future rights.  Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its shareholders if required by the laws of the State of Washington, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance to issue such Securities or to issue such Securities in compliance with all other then existing obligations or agreements of the Company. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized or to issue more shares than the Company may issue in compliance with all other then existing obligations or agreements of the Company.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Smartsheet Inc.

June 10, 2019

Based upon the foregoing, we are of the following opinion:

1.
With respect to the shares of Class A Common Stock registered pursuant to the Registration Statement, when (i) the issuance of, and the terms of the offering of, the shares of Class A Common Stock and related matters have been duly authorized by all requisite corporate action of the Board and, if required, the shareholders of the Company and (ii) if required, certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Class A Common Stock, upon payment of the consideration for such shares of Class A Common Stock provided for therein (where such consideration is not less than the par value of such shares of Class A Common Stock) or (b) upon conversion or exercise of any other security of the Company that is registered under the Registration Statement, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

2.
With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of the shares of such Preferred Stock, the terms of the offering thereof and related matters, including (if then required) the adoption of a certificate of designation relating to such Preferred Stock conforming to the Restated Articles and Bylaws and the Washington Business Corporations Act (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Washington, have been duly authorized by all requisite corporate action of the Board and, if required, the shareholders of the Company and (ii) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (where such consideration is not less than the par value of such shares of Preferred Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

Smartsheet Inc.

June 10, 2019

4.
With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by all requisite corporate action of the Board and, if required, the shareholders of the Company, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

5.
With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by all requisite corporate action of the Board and, if required, the shareholders of the Company, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (iii) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company.

6.
With respect to any Units registered pursuant to the Registration Statement, when (i) the conditions outlined in the immediately preceding paragraphs (1) through (5) that apply to the Securities that make up such Units are all met, (ii) the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units, if any, (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by all requisite corporate action of the Board and, if required, the shareholders of the Company, (iii) the Unit Agreement has been duly authorized and validly executed and delivered, and (iv) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

7.
The 10,546,609 shares of Class A Common Stock constituting the Selling Shareholder Shares to be sold by the Selling Shareholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or by the rules and regulations promulgated thereunder.

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Smartsheet Inc.

June 10, 2019

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP